Exhibit 99.1

November 13, 2012	Analyst Contact:	Andrew Ziola
918-588-7163
	Media Contact:	Brad Borror
918-588-7582

ONEOK Partners Enters into an Equity Distribution Agreement

Aggregate Offering Price of up to $300 Million

TULSA, Okla. – Nov. 13, 2012 — ONEOK Partners, L.P. (NYSE: OKS) today announced that it has filed a prospectus supplement with the Securities and Exchange Commission (SEC) through which it may, from time to time, issue common units representing limited partner interests with an aggregate offering price of up to $300 million through Citigroup Global Markets Inc. as sales agent.

Sales of common units, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange, in block transactions, or as otherwise agreed to between ONEOK Partners and Citigroup Global Markets.

ONEOK Partners is under no obligation to issue common units under the equity distribution agreement. The partnership intends to use the net proceeds from sales under the program for general partnership purposes, which may include, among other things, repayment of debt, working capital, capital expenditures and repurchases of securities.

This news release is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The common units will be offered pursuant to a prospectus supplement, dated Nov. 13, 2012, to the partnership’s base prospectus, dated Aug. 13, 2012, filed as part of its effective shelf registration statement previously filed with the SEC. Copies of the prospectus supplement and accompanying base prospectus relating to the offering may be obtained by visiting EDGAR on the SEC website at www.sec.gov, or as follows:

Citigroup

Attn: Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Phone: 800-831-9146

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ONEOK Partners Enters into an Equity Distribution Agreement Aggregate

Offering Price of up to $300 Million

ONEOK Partners, L.P. (pronounced ONE-OAK) (NYSE: OKS) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 43.4 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Exchange Act, as amended. The forward-looking statements relate to our anticipated financial performance (including projected operating income, net income, capital expenditures, cash flow and projected levels and distributions), liquidity, management’s plans and objectives for our growth projects and other future operations (including plans to construct additional natural gas and natural gas liquids pipelines and processing facilities), our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements, which are applicable only as of the date of this news release. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices.

Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Part I, Item 1A, Risk Factors, in the Annual Report. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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